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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): August 20, 2003

                           Championlyte Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                   000-28223                       65-0510294
           (Commission File Number)     (IRS Employer Identification No.)

                        2999 NE 191st Street, Penthouse 2
                        North Miami Beach, Florida 33180
               (Address of Principal Executive Offices)(Zip Code)

                                  (561)394-8881
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 20, 2003, we reacquired the Old Fashioned Syrup Company from InGlobalVest, Inc. The Old Fashioned Syrup Company ("Syrup Company") manufactures and sells a sugar-free, fat-free chocolate flavored syrup. Commencing in 1998, the Syrup Company sold its syrup under its trademark The Old Fashioned Syrup Company(R). We purchased the Syrup Company from InGlobalvest, Inc. and its shareholders for the following consideration:

         1. A total of $125,000 with the initial payment of $20,000 paid on July 21, 2003 and the balance of $105,000 paid on August 20, 2003; and

         2. Settlement of a lawsuit against InGlobalvest, Inc. and its shareholders regarding the Syrup Company.

Our decision to pay $125,000 for the return of the Old Fashioned Syrup Company was as a result of the infusion of capital into the Old Fashioned Syrup Company by InGlobalvest, the outstanding original loan made to Championlyte by InGlobalvest and a restructuring of the Old Fashioned Syrup Company by InGlobalvest, during their ownership of such business, which reduced some of the outstanding liabilities of such entity. Based on these factors, we believe that the payment of $125,000 for the Old Fashioned Syrup Company was warranted and that the return of such business to us will increase our shareholder value.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired

Financial statements of the Old Fashioned Syrup Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

NUMBER   EXHIBIT
------   -------

None



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CHAMPIONLYTE HOLDINGS, INC.

                                  By: /s/ DAVID GOLDBERG
                                      ------------------------------------
                                      David Goldberg
                                      President

September 18, 2003